Exhibit 32.2
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Healthcare Realty Holdings, L.P., or the Company, for the quarter ended June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, J. Christopher Douglas, Executive Vice President and Chief Financial Officer of Healthcare Realty Trust Incorporated, general partner of Healthcare Realty Holdings, L.P., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ J. CHRISTOPHER DOUGLAS
J. Christopher Douglas
Executive Vice President and Chief Financial Officer of Healthcare Realty Trust Incorporated, general partner of Healthcare Realty Holdings, L.P.
Date: August 18, 2022

A signed original of this written statement required by Section 906 has been provided to Healthcare Realty Trust Incorporated and will be retained by Healthcare Realty Trust Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.